October 3, 2017

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE:  Trendmaker, Inc. Limited

File Ref No:  333-200624

We have read the statements of Trendmaker, Inc. Limited pertaining to our firm included under Item 4.01 of Form 8-K dated March 22, 2017 and agree with such statements as they pertain to our firm.   We have no basis to agree or disagree with the other statements contained therein.

Sincerely,

Liggett & Webb, P.A.

Certified Public Accountants

Boynton Beach, Florida